UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2013

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XUN ENERGY, INC.
(Exact name of registrant as specified in its charter)

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Nevada	000-53466	26-1616719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12518 NE Airport Way Suite 148 No, 156 Portland, Oregon 97230
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (775) 200-0505 Not applicable. (Former name or former address, if changed since last report):

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2013, pursuant to a letter agreement between Xun Energy, Inc. (the “Company”) and Vencedor Energy Partners (the "Assignor"), the Company acknowledged and agreed to the notice of the delay of the permits up to 4 weeks beyond January 31, 2013. Amendment #1 requires the Company to provide proof of funds for the first well by January 31, 2013 subject to any delays in permitting. The effect of the delay in permits by the Assignor allows the Company the same delay in providing proof of funds on the first well. All other provisions remain in full effect.

A copy of  letter agreement to Letter Amendment #1 is attached hereto as Exhibits 10.1 and Amendment #1 as Exhibits 10.2.

Amendment #1 references to a financial commitment of approximately $700,000 that the Company has obtained. The Company did not close on the funding commitment discussed in Amendment #1. There are no assurances that the Company will close on funding commitments by the time the permits are received by the Assignor from the Pennsylvania Department of Environment Protection (Pennsylvania DEP).

Item 9.01 Financial Statements and Exhibits

    (d) Exhibits:

Exhibit No.	Description
10.1	Letter Agreement to Letter Amendment #1 to Oil and Gas Well Location Assignment dated August 31, 2012
10.2	Letter Amendment #1 to Oil and Gas Well Location Assignment dated August 31, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 31, 2013

XUN ENERGY, INC.

/s/ Jerry G. Mikolajczyk

By: Jerry G. Mikolajczyk

Title: President/CEO

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement to Letter Amendment #1 to Oil and Gas Well Location Assignment dated August 31, 2012
10.2	Letter Amendment #1 to Oil and Gas Well Location Assignment dated August 31, 2012